UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2013

Griffin-American Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On December 5, 2013, we held our 2013 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following three proposals: (i) to elect five directors, each to hold office for a one-year term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; (ii) to amend and restate our charter to be effective immediately prior to a listing of our common stock on a national securities exchange; and (iii) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. The three proposals are described in detail in our definitive proxy statement, dated September 30, 2013, as filed on Schedule 14A on September 23, 2013.

The three proposals were approved by our stockholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five directors, each to hold office for a one-year term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld
Jeffrey T. Hanson	136,101,790	3,577,803
Danny Prosky	136,085,190	3,594,403
Patrick R. Leardo	136,152,788	3,526,805
Gerald W. Robinson	136,134,955	3,544,638
Gary E. Stark	136,014,209	3,665,384
No broker non-votes were cast in the election of our directors.

Proposal 2. To amend and restate our charter to be effective immediately prior to a listing of our common stock on a national securities exchange:

Shares For	132,162,755
Shares Against	1,571,735
Shares Abstained	5,945,103
No broker non-votes were cast in the amendment and restatement of our charter.

Proposal 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013:

Shares For	134,685,998
Shares Against	869,185
Shares Abstained	4,124,411
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

December 6, 2013	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer